UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934.

DATE OF REPORT:  JUNE 8, 2008  (Date of earliest event reported)

THE ITALIAN OVEN, INC.
(Exact name of registrant as specified in its charter)

PA                                            0-27182               25-1624305
                                                              (State or other jurisdiction                         (Commission File      IRS Employer
of incorporation)                                      Number)             Identification Number)

196 WEST ASHLAND STREET, DOYLESTOWN, PA 18901
(Address of principal executive offices)

267-864-7737
(Registrant's telephone number, including area code)

NOT APPLICABLE
(Former Name or Former Address, if changed since last report)

ITEM 7.01  Regulation FD Disclosure

and

ITEM 8.01  Other Events

          Italian Oven Inc. (Pinksheets: IOVE) issued a press release June 2, 2009, using Marketwire to announce the formation of five wholly owned subsidiaries.  The press release read as follows:

The Italian Oven, Inc. (PINKSHEETS: IOVE) today publicly announced the formation of several subsidiaries.  IOVE's new subsidiaries include Italian Oven Financial, Inc., Italian Oven Intellectual Property Corp., Italian Oven International, Inc., Italian Oven Technologies, Inc., and Italian Oven Travel & Entertainment Corp.  IOVE formed Italian Oven Financial to participate in various future business ventures surrounding collections, financial product marketing, and to hold the company's future investment vehicles.  IOVE created Italian Oven Intellectual Property Corp. to hold and retain various patents and other intellectual property. Planned future projects will include marketing and licensing its intellectual property in a manner to acquire residual income.  IOVE began Italian Oven International to focus on the development of enterprises outside of the United States with a focus on emerging markets.  IOVE's Italian Oven Technologies was started for the purpose of acquiring rights and distributorships for electronic products and technology based software and hardware.  IOVE initiated Italian Oven Travel & Entertainment Corp. to receive commissions for travel related products and services.

The press release contained the following warning under the Private Securities Litigation Reform Act of 1995:  Certain statements contained in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors.

The press release included current share structure information identical to the following, but in other words:

IOVE's common stock is structured as follows and, pursuant to the previously announced share moratorium, will not be increased any time before November 2009:

Total number of common shares:  938,291,700
Restricted common belonging to My Pleasure Limited, United Kingdom:  500,000,000
Public float shares:  325,161,800 (held by CEDE & Company)
Certificate shares:  113,129,900 (70,546,600 restricted, 42,583,300 unrestricted)

   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act
of 1934, the registrant has duly caused this report to be
signed on its behalf by the undersigned hereunto duly authorized.

Dated:   June 8, 2009

THE ITALIAN OVEN, INC.

By: /s/ Joanna Chmielewska
Joanna Chmielewska, President

          Yahoo Messenger:  theitalianoven
          AIM:   IOVNinvestors
          ICQ:   576757259
          MECA Messenger:  italianoven
          MSN:  theitalianoven (at) live.com
          Twitter:  italianoven
          web:  www.theitalianoveninc.com
          fax:  1-267-371-5168